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     FORM 10-K
     EXHIBIT 21.1 SUBSIDIARIES


1.       Citrix Capital Corp.                                 Nevada, USA
2.       Citrix Development Corp.                             Delaware, USA
3.       Citrix do Brasil Ltda                                Brazil
4.       Citrix Sistemas De Mexico S. de R.L. De C.V.         Mexico
5.       Citrix Systems Asia Pacific Pty Ltd.*                Australia
6.       Citrix Systems Belgium S.A.R.L.*                     Belgium
7.       Citrix Systems Canada, Inc.                          Canada
8.       Citrix Systems Capital and Finance                   Luxemburg
9.       Citrix Systems Demark ApS*                           Denmark
10.      Citrix Systems Finland Oy*                           Finland
11.      Citrix Systems France SARL*                          France
12.      Citrix Systems Ges.mbH*                              Austria
13.      Citrix Systems GmbH*                                 Germany
14.      Citrix Systems Holding LLC                           Delaware, USA
15.      Citrix Systems Hong Kong Limited*                    Hong Kong
16.      Citrix Systems India Private Limited*                India
17.      Citrix Systems Intl. GmbH                            Switzerland
18.      Citrix Systems Ireland*                              Ireland
19.      Citrix Systems Italia S.r.L.*                        Italy
20.      Citrix Systems Japan Kabushiki Kaisha*               Japan
21.      Citrix Systems Netherlands, B.V.*                    The Netherlands
22.      Citrix Systems Poland Sp. Z.o.o.                     Poland
23.      Citrix Systems (Research & Development) Ltd.         England
24.      Citrix Systems Singapore Pte Ltd.*                   Singapore
25.      Citrix Systems South Africa (Pty) Ltd.*              south Africa
26.      Citrix Systems Spain, SL*                            Spain
27.      Citrix Systems Sweden AB*                            Sweden
28.      Citrix Systems UK Limited*                           England
29.      Citrix Systems - V.I., Inc.                          Virgin Islands
30.      Sequoia Software, Inc.                               Delaware, USA
31.      Viewsoft, Inc.                                       Delaware, USA

*Wholly owned subsidiaries of Citrix Systems Intl. GmbH